As filed with the Securities and Exchange Commission on December 1, 2009

Registration No. 333-144989

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUNTSMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	42-1648585 (I.R.S. Employer Identification Number)

500 Huntsman Way

Salt Lake City, Utah  84108

(801) 584-5700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Samuel D. Scruggs
Executive Vice President, General Counsel and Secretary
Huntsman Corporation
500 Huntsman Way

Salt Lake City, Utah  84108

(801) 584-5700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Nathan W. Jones

Benjamin W. Bates

Stoel Rives LLP

201 South Main Street, Suite 1100

Salt Lake City, Utah  84111

(801) 328-3131

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.  Termination of Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the automatic shelf registration statement on Form S-3, Registration No. 333-144989, which was filed with the Securities and Exchange Commission (the “Commission”) by Huntsman Corporation (the “Registrant”) on July 31, 2007 and which was deemed effective upon filing (the “Registration Statement”).  Such Registration Statement registered an indeterminate amount of securities to be sold by selling stockholders to be named in a supplement to the prospectus (the “Prospectus”) included in the Registration Statement.  The Registrant supplemented the Prospectus with the information set forth in the prospectus supplement dated August 2, 2007, filed with the Commission on August 6, 2007, in connection with the sale by MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P. (the “Matlin Partnerships”) of 56,979,062 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Registrant.

The Registrant is no longer obligated to maintain the effectiveness of the Registration Statement because the Matlin Partnerships have sold the remaining shares of Common Stock beneficially owned by them under Rule 144 of the Securities Act of 1933, as amended.  Accordingly, this Post-Effective Amendment is being filed solely to terminate the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake City, State of Utah, on December 1, 2009.

HUNTSMAN CORPORATION

By:	*
Peter R. Huntsman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	*	Director, President and Chief	December 1, 2009
	Peter R. Huntsman	Executive Officer
(principal executive officer)

By:	*	Chief Financial Officer	December 1, 2009
	J. Kimo Esplin	(principal financial officer)

By:	*	Controller	December 1, 2009
	L. Russell Healy	(principal accounting officer)

By:	*	Director, Executive Chairman	December 1, 2009
Jon M. Huntsman

By:	*	Director	December 1, 2009
Marsha J. Evans

By:	*	Director	December 1, 2009
Wayne A. Reaud

By:	*	Director	December 1, 2009
Alvin V. Shoemaker

By:	*	Director	December 1, 2009
Nolan D. Archibald

By:	*	Director	December 1, 2009
H. William Lichtenberger

By:	*	Director	December 1, 2009
Richard A. Michaelson

* By:	/s/ SAMUEL D. SCRUGGS
Samuel D. Scruggs
Attorney-in-Fact